Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 29, 2008, relating to the financial statements of Piedmont Natural Gas Company, Inc., and the effectiveness of Piedmont Natural Gas Company, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc. for the year ended October 31, 2008.
/s/ Deloitte & Touche LLP
Charlotte, North Carolina
September 11, 2009